Exhibit 99.1

Summary Historical Consolidated Financial Information

      The following tables set forth our summary historical consolidated financial information for each of the three years ended December 31, 2003, which has been derived from our consolidated financial statements audited by Ernst & Young LLP, our independent registered public accounting firm. The summary historical consolidated statements of operations and balance sheet data as of and for the nine months ended September 30, 2004 and the summary historical consolidated statements of operations data for the nine months ended September 30, 2003 and the twelve months ended September 30, 2004 have been derived from our unaudited consolidated financial statements, which, in the opinion of management, include all adjustments necessary for a fair presentation of the results for the unaudited interim periods. Results of operations of interim periods are not necessarily indicative of results for a full year. When you read our summary historical consolidated financial information, it is important for you to read it along with our audited and unaudited consolidated financial statements, the notes to those audited and unaudited consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this offering memorandum.

							Nine Months Ended				Twelve Months
	Year Ended December 31,						September 30,				Ended
											September 30,
	2001		2002		2003		2003		2004		2004

	(dollars in thousands)
Consolidated Statements of Operations Data(1):
Revenue	$148,545		$163,142		$162,043		$124,317		$139,169		$176,895
Cost of goods sold(2)	43,541		50,326		49,200		38,172		44,171		55,199
Selling, general and administrative expense(3)	67,074		65,405		68,390		52,076		57,622		73,936
Amortization of pre-publication costs(4)	6,671		7,006		9,137		6,253		8,222		11,106
Depreciation and amortization	14,593		2,017		2,224		1,652		2,543		3,115

Income from operations	16,666		38,388		33,092		26,164		26,611		33,539
Interest expense and other(5)(12)	21,984		19,296		34,242		28,000		37,089		43,331

Income (loss) before discontinued operations and cumulative effect of accounting change	$(5,318)		$19,092		$(1,150)		$(1,836)		$(10,478)		$(9,792)

Other Financial Data:
EBITDA(6)	$37,930		$47,411		$44,453		$34,069		$37,376		$47,760
Adjusted EBITDA(6)	41,018		50,086		47,425		36,964		40,806		51,267
Adjusted EBITDA margin	27.6%		30.7%		29.3%		29.7%		29.3%		29.0%
Additions to pre-publication costs(4)	$13,599		$12,418		$14,051		$10,013		$10,456		$14,494
Additions to property and equipment	3,632		2,044		2,977		2,355		2,419		3,041
Interest expense(9)(12)	20,024		17,993		19,928		17,387		35,506		38,047
Ratio of earnings to fixed charges (Haights Cross Communications, Inc.)(7)	—		2.0	x	—		—		—		—
Ratio of earnings to fixed charges (Haights Cross Operating Company)(7)	—		2.0	x	—		—		1.4	x	2.4	x
Ratio of Adjusted EBITDA to interest expense	2.0	x	2.8	x	2.4	x	2.1	x	1.1	x	1.3	x
Ratio of total debt to Adjusted EBITDA	5.2	x	4.0	x	5.1	x	6.5	x	10.4	x	8.3	x

	Twelve Months Ended
	September 30, 2004

	(dollars in thousands)
Pro Forma Financial Data(8):
Interest expense(9)(12)	$49,339
Pro-Forma EBITDA(10)	55,092
Pro-Forma Adjusted EBITDA(10)	58,599
Ratio of Pro-Forma Adjusted EBITDA to interest expense	1.2	x
Ratio of net debt to Pro-Forma Adjusted EBITDA(11)	7.2	x

	As of December 31,		As of September 30, 2004

	2002	2003	Actual	As Adjusted(8)

	(dollars in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$2,701	$32,389	$57,897	$66,904
Working capital	9,957	42,216	82,019	93,068
Total assets	231,236	265,522	329,830	393,093
Total debt(12)	200,596	239,750	423,104	486,254
Redeemable preferred stock(12)	126,191	143,663	36,157	36,157
Total stockholder’s deficit	(135,435)	(156,354)	(168,824)	(168,824)

(1)	Our consolidated statements of operations data includes the results of operations of our acquired businesses beginning on the date of acquisition.

(2)	For the nine and twelve months ended September 30, 2004, our cost of goods sold includes a $2.1 million non-cash inventory obsolescence charge at our Chelsea House business.

(3)	For the years ended December 31, 2001 and December 31, 2002, our selling, general and administrative expense includes restructuring and related charges of $3.1 million and $(0.1) million, respectively, related to severance accruals and warehouse and information technology expenses. For the year ended December 31, 2003 and nine months ended September 30, 2003, our selling, general and administrative expense includes restructuring and related charges of $3.1 million and $2.9 million, respectively, relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/ Newbridge, Triumph Learning and Chelsea House businesses. For the nine months ended September 30, 2004, our selling, general and administrative expense includes restructuring and related charges of $1.3 million relating to the consolidation of management into Sundance/Newbridge, redundant office costs relating to the consolidation of the warehousing, customer service and order fulfillment functions of our Sundance/Newbridge, Triumph Learning and Chelsea House businesses and our system implementations at our Recorded Books business. For the twelve months ended September 30, 2004, our selling, general and administrative expense includes restructuring and related charges of $1.6 million.

(4)	We capitalize the costs associated with the development of our new products. These costs primarily include author fees under work-for-hire agreements (excluding royalties), the costs associated with artwork, photography and master tapes, other external creative costs, internal editorial staff costs and pre-press costs that are directly attributable to the product. These capitalized pre-publication costs are amortized over the anticipated life of the product, for a period not exceeding five years. For the nine months ended September 30, 2004, our amortization of pre-publication costs includes a $0.4 million non-cash writedown of pre-publication costs at our Chelsea House business.

(5)	For the year ended December 31, 2003 and the nine months ended September 30, 2003, our interest expense and other expense includes a redemption premium of approximately $9.2 million incurred in connection with our redemption of existing subordinated debt with proceeds from our August 20, 2003 refinancing.

(6)	“EBITDA” is defined as income before interest, taxes, depreciation, amortization, discontinued operations and cumulative effect of a change in accounting for goodwill. EBITDA is not a measurement of operating performance calculated in accordance with generally accepted accounting principles and should not be considered a substitute for operating income, net income (loss), cash flows, consolidated statements of operations or consolidated balance sheets prepared in accordance with GAAP. In addition, because EBITDA is not defined consistently by all companies, this presentation of EBITDA may not be comparable to similarly titled measures of other companies. However, we believe EBITDA is relevant and useful to investors because (a) it provides an alternative measurement to operating income that takes into account certain relevant adjustments that are specific to publishing companies, and (b) it is used by our management to evaluate our ability to service our debt and, along with other data, as an internal measure for setting budgets and awarding incentive compensation. “Adjusted EBITDA” is defined as EBITDA, adjusted to remove certain restructuring and non-recurring charges. The following table reconciles net loss to EBITDA and Adjusted EBITDA.

				Nine Months Ended		Twelve Months
	Year Ended December 31,			September 30,		Ended
						September 30,
	2001	2002	2003	2003	2004	2004

			(dollars in thousands)
Net loss	$(37,092)	$(27,752)	$(1,866)	$(2,809)	$(10,478)	$(9,535)
Cumulative effect of accounting change	—	48,610	—	—	—	—
Net loss (income) from discontinued operations	31,774	(1,766)	716	973	—	(257)
Interest expense and other	21,984	19,296	34,242	28,000	37,089	43,331

Income from operations	$16,666	$38,388	$33,092	$26,164	$26,611	$33,539
Amortization of pre-publication costs	6,671	7,006	9,137	6,253	8,222	11,106
Depreciation and amortization	14,593	2,017	2,224	1,652	2,543	3,115

EBITDA	$37,930	$47,411	$44,453	$34,069	$37,376	$47,760
Restructuring and related charges	3,088	(125)	3,139	2,895	1,335	1,579
Non-cash inventory obsolescence charge	—	—	—	—	2,095	2,095
Non-recurring management incentive plan	—	2,800	(167)	—	—	(167)

Adjusted EBITDA	$41,018	$50,086	$47,425	$36,964	$40,806	$51,267

(7)	The “ratio of earnings to fixed charges” is an analytical tool used to assist investors in evaluating a company’s ability to meet the interest requirements of debt securities or the dividend requirements of preferred stock. Earnings for the purpose of this calculation are defined as pretax income before the effects of discontinued operations, extraordinary items and the cumulative effect of accounting change. Fixed charges are defined as the sum of interest expense, amortization of deferred financing costs and the interest portion of rental expense. For the year ended December 31, 2003, interest expense includes $3.2 million of charges for the write off of deferred financing costs associated with our August 20, 2003 financing. For the years ended December 31, 2001 and 2003, for the nine months ended September 30, 2003 and 2004, and for the twelve months ended September 30, 2004, earnings at Haights Cross Communications, Inc. were inadequate to cover fixed charges by $5.3 million, $1.2 million, $1.8 million, $10.5 million and $9.8 million, respectively. For the years ended December 31, 2001 and 2003, and for the nine months ended September 31, 2003, earnings at Haights Cross Operating Company were inadequate to cover fixed charges at Haights Cross Operating Company by $5.3 million, $1.2 million and $1.8 million, respectively.

(8)	The pro forma and as adjusted financial information is presented as if (i) the acquisitions of Options Publishing, Inc. and related transactions, and Buckle Down Publishing Company and (ii) the offering of the notes and the related financing transactions had occurred at the beginning of the period for the statement of operations and as of September 30, 2004 for the balance sheet.

(9)	Includes interest expense on the senior notes and the senior secured term loans and amortization and write-off of $6.0 million of deferred financing fees.

(10)	Pro-Forma EBITDA for the last twelve months ended September 30, 2004 is defined as EBITDA as defined in footnote (6) with adjustments for the inclusion of Buckle Down Publishing prior to its acquisition on April 15, 2004 and the addition of Options Publishing, Inc., and the inclusion of adjustments relating to the financing discussed herein and a new $30.0 million senior secured term loan.

The following table reconciles pro-forma net loss to Pro-Forma EBITDA and Pro-Forma Adjusted EBITDA for the last twelve months ended September 30, 2004.

Twelve Months
Ended
September 30,
2004

Pro-Forma net loss	$(12,586)
Net loss (income) from discontinued operations	(257)
Interest expense and other	49,252

Income from operations	$36,409
Amortization of pre-publication costs	13,311
Depreciation and amortization	5,372

Pro-Forma EBITDA	$55,092
Restructuring and related charges	1,579
Non-cash inventory obsolescence charge	2,095
Non-recurring management incentive plan	(167)

Pro-Forma Adjusted EBITDA	$58,599

(11)	“Net debt” equals as adjusted total debt less as adjusted cash and cash equivalents.

(12)	On May 15, 2003, the FASB issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“SFAS No. 150”). SFAS No. 150 establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. We adopted SFAS No. 150 as of January 1, 2004. The adoption of SFAS No. 150 requires that our Series B senior preferred stock be classified as debt on our consolidated balance sheet because it is mandatorily redeemable at a fixed and determinable date. Dividends and accretion related to the Series B senior preferred stock, which previously had been recorded below net income (loss) as a charge in determining net income (loss) available to common stockholders, has been charged to interest expense since the January 1, 2004 adoption of this standard. Our Series A preferred stock and Series C preferred stock, which are redeemable beginning in the year 2019 and 2012, respectively, are redeemable at the option of the holders and are not mandatorily redeemable. Accordingly, SFAS No. 150 is not applicable to our Series A preferred stock or Series C preferred stock.

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